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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20594


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT of 1934

                               September 30, 1997
                       (Date of earliest event reported)


                              UNIDYNE CORPORATION
                      (Exact name of small business issuer
                          as specified in its charter)





DELAWARE
(State or other jurisdiction            0-10372                       23-2154902
of incorporation or organization)       (Commission File No.)         (IRS Employer Identification No.)




            118 PICKERING WAY, SUITE 104, EXTON, PENNSYLVANIA 19341
                    (Address of principal executive offices)



                                 (610) 363-8237
                          (Issuer's telephone number)
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

       On September 30, 1997, Registrant acquired all of the issued and outstanding shares of the common stock of Sabina Industries, Incorporated, a California corporation ("Sabina") in exchange for 500,000 newly issued shares of Registrant's common stock, $.001 par value.

       Sabina manufactures and sells DC electric motors, drives and controls to industrial customers in the automotive, materials handling, plastic, printing, textile and wire and cable industries. Sabina employs approximately 90 people at facilities in Anaheim, California.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

       It is impracticable to provide financial statements for the business operation acquired by Registrant as of the date hereof. Such financial statements will be filed as an amendment to this Form 8-K.

EXHIBIT No.

10.1* Agreement and Plan of Reorganization dated September 30, 1997 between UNIDYNE Corporation and Lester K. TJELMELAND and KATHERINE TJELMELAND as Trustees of the TJELMELAND Trust dated August 2, 1991 who are the Stockholders of Sabina Industries, Incorporated, a California corporation.

------------

*   Filed herewith.
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                                   SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:  October 13, 1997                 /s/ C. EUGENE HUTCHESON
                                        --------------------------------
                                        C. Eugene Hutcheson
                                        Chairman, Chief Executive Officer
                                        and President